As filed with the Securities and Exchange Commission on December 15, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WPX Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-1836028
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

3500 One Williams Center

Tulsa, Oklahoma 74172

(855) 979-2012

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen E. Brilz, Esq.

Amy Flakne, Esq.

WPX Energy, Inc.

3500 One Williams Center

Tulsa, Oklahoma 74172

(855) 979-2012

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Todd R. Chandler, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock	40,000,000	$6.68	$267,200,000	$26,908

(1)	Includes an indeterminate number of shares of common stock which we may issue by way of a stock dividend, stock split, or similar transaction.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon a $6.68 per share average of high and low prices of the registrant’s common stock as reported by the New York Stock Exchange on December 10, 2015.

PROSPECTUS

WPX Energy, Inc.

40,000,000 Shares of Common Stock

This prospectus relates to the potential resale from time to time by the selling stockholders identified in this prospectus of some or all of 40,000,000 shares of our common stock, or the securities, held by such selling stockholders. The registration of the offer and sale of the securities covered by this prospectus does not necessarily mean that any of the securities will be offered or sold by the selling stockholders.

We will receive no proceeds from any resale of the shares of common stock, but we have agreed to pay certain registration expenses.

The selling stockholders identified in this prospectus (which term as used herein includes their pledgees, donees, transferees, or other successors in interest), may offer the securities from time to time as they may determine directly or through underwriters, broker-dealers or agents and in one or more public or private transactions, on or off the New York Stock Exchange, or NYSE, and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agents’ commissions. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information.

Our common stock is listed on NYSE under the symbol “WPX.” On December 10, 2015, the closing price of our common stock on the NYSE was $6.92 per share.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus as well as the “Risk Factors” section of any applicable prospectus supplement or any document incorporated by reference herein, and the other information incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 15, 2015

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933. Under this registration statement, the selling stockholder may sell, at any time and from time to time, in one or more offerings, up to 40,000,000 shares of our common stock described in this prospectus. When a selling stockholder elects to make an offer of common stock pursuant to this registration statement, a prospectus supplement, if required, may be distributed that will contain specific information about the terms of that offering. Any required prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as any accompanying prospectus supplement, any documents incorporated by reference herein or therein and any applicable free writing prospectus. Statements contained in this prospectus and any accompanying prospectus supplement or any free writing prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the related matters.

You should rely only on the information provided in this prospectus, any prospectus supplement and any applicable free writing prospectus, together with any information incorporated by reference. We have not authorized any person to provide you with any additional or different information. If given or made, any such other information or representation should not be relied upon as having been authorized by us. The selling stockholders are not making an offer to sell the securities in any jurisdiction where an offer or sale is not permitted.

You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein is accurate only as of the date contained on the cover of such documents. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus and any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after this prospectus or any accompanying prospectus supplement. Our business, financial condition and results of operations may have changed since that date. Any information in such subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement (or any document previously incorporated by reference herein or therein) will supersede the information in this prospectus or any accompanying prospectus supplement (or such document previously incorporated by reference herein or therein).

In this prospectus, except as otherwise indicated or as the context otherwise requires, “WPX,” “we,” “our,” “our company” and “us” refer to WPX Energy, Inc., a Delaware corporation, and all of its subsidiaries.

RISK FACTORS

Investing in our securities involves risk. You should review carefully the risks described under “Item 1A—Risk Factors” beginning on page 26 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and page 48 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which are incorporated by reference herein, as well as the “Risk Factors” section of any applicable prospectus supplement, any applicable free writing prospectus or any document incorporated by reference herein, and the other information incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and in any prospectus supplement or any free writing prospectus include forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters.

All statements, other than statements of historical facts, included in any of the foregoing documents that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements.

Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Estimates of proved natural gas and oil reserves;

•	Reserve potential;

•	Development drilling potential;

•	Cash flow from operations or results of operations;

•	Acquisitions or divestitures;

•	Seasonality of our business; and

•	Natural gas, NGLs and crude oil prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this prospectus or the documents incorporated by reference herein. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future natural gas and oil reserves), market demand, volatility of prices and the availability and cost of capital;

•	Inflation, interest rates, fluctuation in foreign exchange and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including climate change regulation and/or potential additional regulation of drilling and completion of wells), environmental liabilities, litigation and rate proceedings;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers;

•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

•	Risks associated with future weather conditions;

•	Acts of terrorism; and

•	Additional risks described in our filings with the SEC.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. Forward-looking statements speak only as of the date they are made. We disclaim any obligation to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in or incorporated by reference in this prospectus. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions or otherwise.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus or incorporated by reference herein. This summary does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the risks related to our business and investing in our securities discussed in “Item 1A—Risk Factors” beginning on page 26 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and page 48 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which are incorporated by reference herein and the other information and documents incorporated by reference into this prospectus, including our consolidated financial statements and related notes thereto.

Overview

Incorporated in 2011, we are an independent oil and natural gas exploration and production company engaged in the exploitation and development of long-life unconventional properties. We are focused on developing and growing our oil positions in the Williston Basin in North Dakota and the San Juan Basin in the southwestern United States and on profitably exploiting our significant natural gas reserves base and related natural gas liquids (“NGLs”) in the Piceance Basin of the Rocky Mountain region. In addition, we recently entered the Permian’s Delaware Basin in Texas through our acquisition of privately-held RKI Exploration and Production, LLC.

We have built a geographically diverse portfolio of natural gas and oil reserves through organic development and strategic acquisitions. Our domestic proved reserves at December 31, 2014 were 4,360 billion cubic feet of gas equivalent (“Bcfe”). As of December 31, 2014, our domestic reserves reflect a mix of 72 percent natural gas, 18 percent crude oil and 10 percent NGLs. During 2014, we replaced our domestic production for all commodities at a rate of 94 percent. For oil alone, we replaced 421 percent of our oil production during 2014. Our Piceance Basin operations form the majority of our proved reserves and current production, providing a low-cost, scalable asset base.

Our principal areas of operation are the Williston Basin in North Dakota, the San Juan Basin in New Mexico and Colorado, the Piceance Basin in Colorado, and the Delaware Basin in Texas.

We significantly increased our leverage in 2015 as a result of our acquisition of RKI Exploration & Production, LLC. As disclosed in our Form 10-Q for the quarter ended September 30, 2015, this increased leverage – along with the lower commodity price environment in which our industry finds itself – resulted in our establishing goals for debt reduction via asset sales in 2015 and 2016 and in considering options for unlocking the value of our assets in the Piceance Basin. In that regard, we have been engaged in discussions with third parties respecting a disposition of all or a portion of our assets in the Piceance Basin. Though these discussions may result in an agreement for the disposition of those assets, we can provide no assurance that any such agreement will occur or, if it occurs, that the transaction that is the subject of the agreement will close on the terms to which we have agreed.

Our principal executive office is located at 3500 One Williams Center, Tulsa, Oklahoma 74172. Our telephone number is 855-979-2012. We maintain an Internet site at www.wpxenergy.com. Except for our filings with the SEC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus.

About This Offering

The securities offered in this prospectus relate to the potential resale of 40,000,000 shares of our common stock. The 40,000,000 shares of common stock were issued to the equity owners of RKI Exploration and Production, LLC, a privately-held Delaware limited liability company (“RKI”), in connection with our acquisition of RKI in August 2015 (the “RKI Acquisition). As part of the RKI Acquisition, we agreed to file this registration statement to register the resale of the shares of our common stock issued to the RKI equity owners. See “Plan of Distribution” for additional information concerning this registration statement.

USE OF PROCEEDS

This prospectus relates to the securities that may be offered and sold from time to time by the selling stockholders who will receive all of the proceeds from any sale of the securities. We will not receive any of the proceeds from any sales of the securities by the selling stockholders. We will pay the registration expenses, including filing fees, printing fees and fees of our counsel and other advisers; however, the selling stockholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions and stock transfer taxes relating to the sale of the securities.

SELLING STOCKHOLDERS

When we refer to the “selling stockholders” in this prospectus we mean the stockholders listed in the table below and their pledgees, donees, transferees or other successors in interest. The selling stockholders may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus. The selling stockholders listed in the table below acquired such shares of our common stock in connection with the RKI Acquisition. See “About this Offering.”

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. The percentage of shares beneficially owned prior to the offering is based on 275,319,192 shares of our common stock outstanding as of December 10, 2015.

Upon closing of the RKI Acquisition, we entered into a Registration Rights Agreement, dated as of August 17, 2015 (the “Registration Rights Agreement”), pursuant to which we agreed to, among other things, file with the SEC a registration statement on Form S-3 to register the resale by the selling stockholders of the shares of common stock and which also grants the selling stockholders certain additional customary piggyback registration rights to cover resales of the shares of common stock.

Other than as set forth above and except as described in this prospectus, the selling stockholders listed below do not have, nor within the past three years have had, any material relationship with us or any of our affiliates.

None of the selling stockholders is a broker-dealer registered under Section 15 of the Exchange Act, or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

We do not know when or in what amounts the selling stockholders may offer securities for sale, if at all. It is possible that the selling stockholders will not sell any or all of the shares offered under this prospectus. Because the selling stockholders may offer all or some of the securities pursuant to this prospectus and because we are unaware of any agreements, arrangements or understanding with respect to the sale of any such securities, we cannot estimate the number of securities that will be held by the selling stockholders after the completion of this offering. Solely for purposes of the table below, we have assumed that the selling stockholders will sell all of the securities held by them and therefore would hold no securities following the offering and hold zero percentage of the securities following the offering.

Information about the selling stockholders and certain transferees may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock Being Offered Hereby	Shares of Common Stock Owned After the Offering
	Shares	Percent		Shares	Percent
627 Investors LLC	209,002	*	209,002	—	0%
2013 Ray & Helen Weeks Family Trust FBO Emily Ballard Weeks	102,543	*	102,543	—	0%
2013 Ray & Helen Weeks Family Trust FBO Harrison McCary Weeks	102,549	*	102,549	—	0%
Addis, Kathryn M	19,607	*	19,607	—	0%
Addis, Kathryn M & Paul D Joint Tenants	6,565	*	6,565	—	0%
Addis, Paul D	19,607	*	19,607	—	0%
Addis Business Enterprises LLC	6,565	*	6,565	—	0%
Alda Investment Pte Ltd	3,332,623	1.2%	3,332,623	—	0%
Arnold, Elizabeth Fielding	24,095	*	24,095	—	0%
Arnold, Mary Wallace	24,095	*	24,095	—	0%
Arnold, Ross	331,449	*	331,449	—	0%
Arnold, Williams Ross	24,095	*	24,095	—	0%
ARW 2015 Charitable Remainder Trust	49,509	*	49,509	—	0%

Ashman, Kenneth Joseph	64,256	*		64,256	—	0%
Ballard, Helen	304,805		*	304,805	—	0%
Bonney, Jeffrey	216,857		*	216,857	—	0%
Candler, Sam	121,199		*	121,199	—	0%
Capone, Kevin	97,592		*	97,592	—	0%
Catherine Connelly Descendants Trust	18,071		*	18,071	—	0%
Clinton, Nivard Michael	53,545		*	53,545	—	0%
Connelly, Christopher N	34,269		*	34,269	—	0%
De Camaret, Patrice	328,196		*	328,196
Dowling, Michael	35,835		*	35,835	—	0%
Emma Trust Holdings LLC	163,372		*	163,372	—	0%
Energy Special Situations Fund I LP	113,639		*	113,639	—	0%
ESS Participation Fund LP	19,469		*	19,469	—	0%
Fenn, Patrick	59,394		*	59,394	—	0%
Flavin, James	40,028		*	40,028	—	0%
FR Rhino Holdings LLC	7,787,732		2.8%	7,787,732	—	0%
Fuqua, J Rex	469,526		*	469,526	—	0%
Fuqua Family Fund LP	952,662		*	952,662	—	0%
Fuqua Fund II LLLP	222,176		*	222,176	—	0%
Gilman, Jeffrey	72,158		*	72,158	—	0%
Gilman 2010 Family Trust	42,407		*	42,407	—	0%
Goss, Mark	208,460		*	208,460	—	0%
Grams, Andrew	26,775		*	26,775	—	0%
Haddican, Timothy	150,463		*	150,463	—	0%
Irani Succession Trust	434,065		*	434,065	—	0%
J Rex Fuqua Descendants Trust	264,114		*	264,114	—	0%
J Rex Fuqua Descendants Trust-IV	524,073		*	524,073	—	0%
J Rex Fuqua Family Trust	36,142		*	36,142	—	0%
James C Welch Trust 3/8/2005	85,339		*	85,339	—	0%
JRF Trust Investments LLC	331,310		*	331,310	—	0%
Julia Trust Holdings LLC	163,372		*	163,372	—	0%
Kathryn M Addis Annuity Trust U/A 8/9/2012	397		*	397	—	0%
Kathryn M Addis Annuity Trust U/A 11/25/2011	728		*	728	—	0%
Kathryn M Addis Annuity Trust U/A 11/19/2013	1,831		*	1,831	—	0%
Kathryn M Addis Annuity Trust U/A 1/31/2014	1,927		*	1,927	—	0%
Kathryn M Addis Annuity Trust U/A 5/13/2014	2,150		*	2,150	—	0%
Kathryn M Addis Annuity Trust U/A 10/8/2014	4,288		*	4,288	—	0%
Kathryn M Addis Annuity Trust U/A 6/25/2013	5,108		*	5,108	—	0%
Kimball, Spencer	26,775		*	26,775	—	0%
Lively, Michael	397		*	397	—	0%
Louis-Dreyfus, William	916,182		*	916,182	—	0%
Malone, Thomas	31,594		*	31,594	—	0%
McCollom, Pat	13,252		*	13,252	—	0%
Munding, Paul	14,294		*	14,294	—	0%
Neff, Deborah J	24,245		*	24,245	—	0%
Nicosia, Joseph	167,600		*	167,600	—	0%
Nimura, Yoji	36,070		*	36,070	—	0%
Nimura 2008 Family Trust	32,456		*	32,456	—	0%
Oklahoma City Community Foundation Inc.	451,787		*	451,787	—	0%
Paul D Addis Annuity Trust U/A 8/9/2012	397		*	397	—	0%
Paul D Addis Annuity Trust U/A 11/25/2011	728		*	728	—	0%
Paul D Addis Annuity Trust U/A 11/19/2013	1,831		*	1,831	—	0%
Paul D Addis Annuity Trust U/A 1/31/2014	1,927		*	1,927	—	0%
Paul D Addis Annuity Trust U/A 5/13/2014	2,150		*	2,150	—	0%
Paul D Addis Annuity Trust U/A 10/8/2014	4,288		*	4,288	—	0%
Paul D Addis Annuity Trust U/A 6/25/2013	5,108		*	5,108	—	0%
Peles, Patricia	5,631		*	5,631	—	0%
Phoebe Trust Holdings LLC	163,372		*	163,372	—	0%
Pierre Connelly Descendants Trust	18,071		*	18,071	—	0%
Profit Sharing Keogh FBO Jeffrey I Sussman	6,023		*	6,023	—	0%
Rabbi Trust for RKI Exploration & Production LLC Deferred Compensation Plan – Pool 1	780,302		*	780,302	—	0%
Raphael Trust Holdings LLC	163,372		*	163,372	—	0%
Rich Family LLC	340,015		*	340,015	—	0%
Rohinshah Family LLC	5,405,771		2.0%	5,405,771	—	0%
Rothbauer, Joseph	32,799		*	32,799	—	0%
Rutherford, Anne Fuller	59,394		*	59,394	—	0%
Samuel Glenn Candler 2014 Annuity Trust, The	31,944		*	31,944	—	0%
Steiner, Ernest	457,810		*	457,810	—	0%
Steiner 2012 Irrevocable Trust	84,333		*	84,333	—	0%
Stuart, Timothy	26,775		*	26,775	—	0%
Sussman, Jacob	2,409		*	2,409	—	0%
Sussman, Jeffrey	49,798		*	49,798	—	0%
Sussman, Kate	2,409		*	2,409	—	0%

Sussman, Susan H	10,842	*	10,842	—	0%
Sussman 2003 Family Trust	33,865	*	33,865	—	0%
Tancredi, Anthony	65,593	*	65,593	—	0%
Taylor, Lyle	8,577	*	8,577	—	0%
Weeks, A Ray Jr.	323,401	*	323,401
Weeks Family RKI	132,524	*	132,524
ZAM Ventures Director LLC	31,697	*	31,697	—	0%
ZAM Ventures LP	12,322,103	4.5%	12,322,103	—	0%

*	Represents less than 1%.

PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling the securities received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are traded, in the over-the-counter market, in privately-negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may, from time to time, sell the securities by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses in which the same broker acts as agent on both sides;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed or any automated inter-dealer quotation system on which the securities are traded;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately-negotiated transactions;

•	short sales, whether through a broker or dealer or itself;

•	through the writing of options on the securities, swaps or other derivatives, including warrants, exchangeable securities or forward delivery contracts, whether or not the options or other such instruments are listed on an exchange or inter-dealer quotation system;

•	through the distribution of the securities by any selling stockholder to its partners, members, equityholders or creditors who may from time to time effect sales or other distributions of the securities;

•	one or more underwritten offerings on a firm commitment or best efforts basis or other purchases by underwriters, brokers, dealers, and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the securities for whom they may act as agent;

•	pledges of the securities as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect sales or other distributions of the securities;

•	sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers; and

•	any combination of the foregoing methods or by any other legally available means.

The selling stockholders may also transfer the securities by gift. We do not know of any current arrangements by the selling stockholders for the sale of any of the securities.

The selling stockholders may engage underwriters, brokers or dealers, and any underwriters, brokers or dealers may arrange for other underwriters, brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed or in over-the-counter market, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the securities in accordance with Section 4(a)(1) of the Securities Act and, beginning February 18, 2016, in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been so pledged or hypothecated (or otherwise subject to a security interest) will, upon foreclosure in the event of default, be deemed to be selling stockholders. The plan of distribution for that selling stockholder’s securities will otherwise remain unchanged. The selling stockholders (or their pledgees, donees, transferees or other successors in interest) also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest thereof will be the selling stockholders for purposes of this prospectus and, if required under the Securities Act, will be identified in a prospectus supplement.

In addition, selling stockholders may, from time to time, sell the securities short or enter into derivative or hedging transactions with third parties, and, in those instances, this prospectus may be delivered in connection with these transactions and the securities offered under this prospectus may be used to cover short sales or close out any related positions resulting from these transactions.

The selling stockholders may also enter into derivative or hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. The selling stockholders may enter into options or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. The selling stockholders may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions). To the extent the securities offered pursuant to a prospectus supplement remain unsold, the selling stockholders may offer those securities on different terms pursuant to another prospectus supplement. The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling stockholders may be required to make with respect thereto. In addition, we and the selling stockholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

The securities offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act. We have agreed to maintain the effectiveness of this registration statement until the earlier of the first anniversary of the closing of the RKI Acquisition or when all of the securities covered by the Registration Rights Agreement have been sold under this registration statement or Rule 144 under the Securities Act. We have agreed to pay all expenses in connection with this offering, but not including underwriting discounts and commissions; however, the selling stockholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions and stock transfer taxes relating to the offering. This summary of the terms of the Registration Rights Agreement and other statements relating thereto do not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, a copy of which has been filed as Exhibit 10.1 to this registration statement. We will not receive any proceeds from sales of any securities by the selling stockholders.

We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

To the extent permitted by applicable law, this plan of distribution may be modified in a prospectus supplement or otherwise. All of the foregoing may affect the marketability of the securities offered hereby. This offering will terminate on the earlier of August17, 2016 (subject to extension for any period in which there is a suspension in place and sales are not permitted pursuant to this prospectus) and the date that all securities offered by this prospectus have been sold by the selling stockholders under this registration statement or Rule 144.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our capital stock as provided in our (i) amended and restated certificate of incorporation,(ii) the certificate of designations (the “certificate of designations”) for our 6.25% series A mandatory convertible preferred stock (the “mandatory convertible preferred stock”) establishing the designations, powers, preferences and relative, participating, optional, conversion and other rights, and the qualifications, limitations and restrictions thereof, of the mandatory convertible preferred stock and (iii) amended and restated bylaws. We also refer you to our amended and restated certificate of incorporation (including our amendment to our amended and restated certificate of incorporation), the certificate of designations and our amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization

Our authorized capital stock consists of (i) 2,000,000,000 shares of common stock, par value $0.01 per share and (ii) 100,000,000 shares of preferred stock, par value $0.01 per share. As of December 10, 2015, we had 275,319,192 shares of common stock outstanding and 7,000,000 shares of mandatory convertible preferred stock outstanding.

Authorized but unissued shares of our capital stock may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. The Delaware General Corporation Law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which apply so long as our common stock is listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “WPX,” and our mandatory convertible preferred stock is listed on the New York Stock Exchange under the symbol “WPXP.”

Voting Rights

Each share of our common stock entitles its holder to one vote in the election of each director. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so, subject to any voting rights granted to holders of our mandatory convertible preferred stock and any other preferred stock. Generally, except as discussed in “—Anti-Takeover Effects of Certificate of Incorporation and Bylaws Provisions,” all matters to be voted on by stockholders must be approved by a majority of the total voting power of the common stock present in person or represented by proxy at a meeting at which a quorum exists, subject to any voting rights granted to holders of our mandatory convertible preferred stock and any other preferred stock. Except as otherwise provided by law or in the amended and restated certificate of incorporation (as further discussed in “—Anti-Takeover Effects of Certificate of Incorporation and Bylaws Provisions”), and subject to any voting rights granted to our mandatory convertible preferred stock and any other preferred stock, amendments to the amended and restated certificate of incorporation must be approved by a majority of the votes entitled to be cast by the holders of common stock.

Dividends

Subject to the rights of holders of our mandatory convertible preferred stock and any other outstanding series of preferred stock, holders of our common stock are entitled to dividends in such amounts and at such times as our board of directors in its discretion may declare out of funds legally available for the payment of dividends. Dividends on our common stock will be paid at the discretion of our board of directors after taking into account various factors, including:

•	our financial condition;

•	our results of operations;

•	our capital requirements and development expenditures;

•	our future business prospects; and

•	any restrictions imposed by future debt instruments.

Other Rights

On liquidation, dissolution or winding up of WPX, after payment in full of the amounts required to be paid to holders of our mandatory convertible preferred stock and any other outstanding preferred stock, all holders of common stock are entitled to receive the same amount per share with respect to any distribution of assets to holders of shares of common stock.

No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock or other securities.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including the following:

•	the designation of the series;

•	the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights, if any, and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•	whether the shares of the series will have conversion privileges and if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate, if any;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•	whether the shares of the series will have conversion privileges and if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate, if any;

•	restrictions on the issuance of shares of the same series or of any other class or series;

•	the voting rights, if any, of the holders of the series; and

•	any other relative rights, preferences and limitations of such series.

The preferred stock may be issued from time to time in one or more series. On July 22, 2015, we issued 7,000,000 shares of our mandatory convertible preferred stock.

Subject to certain exceptions, so long as any share of mandatory convertible preferred stock remains outstanding, no dividend or distribution shall be declared or paid on our shares of common stock or any other class or series of junior stock, and no common stock or any other class or series of junior or parity stock shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of mandatory convertible preferred stock.

Unless converted or redeemed earlier pursuant to the certificate of designations, each share mandatory convertible preferred stock will convert automatically on the mandatory conversion date, which is expected to be July 31, 2018, into between 4.1254 and 4.9504 shares of our common stock, subject to customary anti-dilution adjustments. The number of shares of common stock issuable upon conversion will be determined based on the average volume weighted average price per share of our common stock over the 20 consecutive trading day period beginning on, and including, the 23nd scheduled trading day immediately preceding the mandatory conversion date. Dividends on the mandatory convertible preferred stock will be payable on a cumulative basis when, as and if declared by our board of directors, at an annual rate of 6.25% of the liquidation preference of $50 per share, and may be paid in cash, or subject to certain limitations, in shares of our common stock or any combination of cash and shares of our common stock on January 31, April 30, July 31 and October 31 of each year, commencing on October 31, 2015 and ending on, and including, July 31, 2018.

In addition, upon our voluntary or involuntary liquidation, winding-up or dissolution, each holder of mandatory convertible preferred stock will be entitled to receive a liquidation preference in the amount of $50 per share of the mandatory convertible preferred stock, plus an amount equal to accumulated and unpaid dividends on the shares, whether or not declared, to, but not including, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets available for distribution to the our stockholders, after satisfaction of liabilities to our creditors and holders of shares of any senior stock and before any payment or distribution is made to holders of junior stock (including our common stock).

Anti-Takeover Effects of Certificate of Incorporation and Bylaws Provisions

Some provisions of our amended and restated certificate of incorporation and amended and restated bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer or merger;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Classified Board

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes until the election of directors at the annual meeting of stockholders to be held in 2017. Commencing at the 2015 annual meeting of stockholders, successors to the class of directors whose terms expire at such meeting shall be elected to hold office for a term expiring at the next annual meeting of stockholders and until their successors are elected and qualified. Commencing with the election of directors at the 2017 annual meeting of stockholders, the board of directors shall no longer be divided into classes and all directors shall be elected to hold office for a term expiring at the next annual meeting of stockholders and until their successors are elected and qualified.

Election and Removal of Directors

A director nominee shall be elected to our board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Our amended and restated certificate of incorporation requires that directors may only be removed for cause and only by the affirmative vote of not less than 75% of votes entitled to be cast by the outstanding capital stock in the election of our board of directors.

Size of Board and Vacancies

Our amended and restated certificate of incorporation provides that the number of directors on our board of directors will be fixed exclusively by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled solely by the vote of our remaining directors in office. Any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the vote of our remaining directors in office.

Stockholder Action by Written Consent

Our amended and restated certificate of incorporation does not provide for our stockholders to act by written consent.

Stockholder Meetings

Our amended and restated certificate of incorporation and amended and restated bylaws provide that a special meeting of our stockholders may be called only by (i) our board of directors or (ii) the chairman of our board of directors with the concurrence of a majority of our board of directors.

Amendments to Certain Provisions of our Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the provisions of our bylaws relating to the calling of meetings of stockholders, notice of meetings of stockholders, stockholder action by written consent, advance notice of stockholder business or director nominations, the authorized number of directors, the classified board structure, the filling of director vacancies or the removal of directors (and any provision relating to the amendment of any of these provisions) may only be amended by the vote of a majority of our entire board of directors or by the vote of holders of at least 75% of the votes entitled to be cast by the outstanding capital stock in the election of our board of directors.

Amendment of Certain Provisions of our Certificate of Incorporation

The amendment of any of the above provisions in our amended and restated certificate of incorporation requires approval by the vote of a majority of our entire board of directors followed by the vote of holders of at least 75% of the votes entitled to be cast by the outstanding capital stock in the election of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

No Cumulative Voting

Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock

The authorization of our undesignated preferred stock makes it possible for our board of directors to issue our preferred stock (in addition to our outstanding our mandatory convertible preferred stock) with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). Subject to specific exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	the “business combination,” or the transaction in which the stockholder became an “interested stockholder” is approved by the board of directors prior to the date the “interested stockholder” attained that status;

•	upon completion of the transaction that resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding and not outstanding, voting stock owned by the interested stockholder, those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentiality whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•	on or subsequent to the date a person became an “interested stockholder,” the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the “interested stockholder.”

“Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within the previous three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, therefore, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Under our amended and restated certificate of incorporation, subject to limitations imposed by the DGCL, no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common and preferred stock.

CERTAIN ERISA CONSIDERATIONS

Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of certain considerations associated with the purchase of the securities offered under this prospectus by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the securities to be offered under this prospectus of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of securities to be offered under this prospectus by an ERISA Plan with respect to which any of the issuer, the underwriter, or their affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the securities to be offered under this prospectus. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities to be offered under this prospectus nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the securities to be offered under this prospectus should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a security, each purchaser and subsequent transferee of a security will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the securities constitutes assets of any Plan or (ii) the purchase and holding of the securities by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the securities on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Stephen E. Brilz, Vice President and Corporate Secretary.

EXPERTS

The consolidated financial statements of WPX Energy Inc. appearing in WPX Energy Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014 including the schedule appearing therein, and the effectiveness of WPX Energy Inc.’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The audited consolidated financial statements of RKI Exploration & Production, LLC incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

Approximately 88 percent of our year-end 2014 U.S. proved reserves estimates included in WPX Energy, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014 were audited by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm. The description of the audit of such estimates is incorporated by reference into this prospectus upon the authority of said firm as an expert in these matters.

Information incorporated by reference in this prospectus regarding RKI Exploration & Production, LLC’s estimated quantities of oil and natural gas reserves was prepared by LaRoche Petroleum Consultants, Ltd., independent petroleum engineers, geologists and geophysicists, as stated in their reserve reports with respect thereto.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy our reports filed with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov. Our SEC filings can also be found on our website at http:// www.wpxenergy.com/investors. However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are deemed to have been furnished and not filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 26, 2015;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A for our 2014 Annual Meeting of Stockholders, filed with the SEC on March 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015, filed with the SEC on May 6, 2015, August 6, 2015, and November 5, 2015, respectively;

•	our Current Reports on Form 8-K and 8-K/A (in all cases other than information furnished rather than filed pursuant to any Form 8-K) filed with the SEC on January 29, 2015, March 24, 2015, May 28, 2015, July 14, 2015, July 17, 2015, July 21, 2015, July 22, 2015, August 6, 2015, August 17, 2015, October 26, 2015, and November 2, 2015; and

•	the description of our common stock contained or incorporated by reference into our Form 10, filed with the SEC on October 20, 2011, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements of exhibits relating thereto furnished pursuant to Item 9.01)) after the date of this prospectus and prior to the sale of all the securities covered by this prospectus. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of our reports and corporate governance documents may also be obtained without charge by contacting Investor Relations, WPX Energy, Inc., 3500 One Williams Center, Tulsa, Oklahoma 74172.

PART II

INFORMATION NOT REQUIRED IN THIS PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, expected to be incurred by WPX Energy, Inc. (the “registrant”), in connection with the issuance and distribution of the offered securities. All of the amounts shown are estimates:

SEC Registration Fee	$26,908
Printing Expenses	$2,000
Legal Fees and Expenses	$20,000
Accounting Fees and Expenses	$65,000
Miscellaneous	$1,000
Transfer Agent Fees and Expenses	$1,000
Total	$115,908

Item 15.	Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent that the Delaware General Corporation Law (“DGCL”) or any other law of the State of Delaware permits. If the DGCL or any other law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director will be limited to the fullest extent permitted by the amended DGCL or other law, as applicable.

We are empowered by Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made party by reason of their being or having been our director, officer, employee, or agent. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Our bylaws provide for indemnification by us of our directors and officers to the fullest extent permitted by the DGCL.

We maintain policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 16.	Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

2.1	Agreement and Plan of Merger, dated as of July 13, 2015, by and among RKI Exploration & Production, LLC, WPX Energy, Inc. and Thunder Merger Sub LLC (incorporated by reference to Exhibit 2.1 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on July 14, 2015).

3.1	Amended and Restated Certificate of Incorporation of WPX Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on January 6, 2012).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of WPX Energy, Inc. (incorporated by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on July 14, 2015).

3.3	Certificate of Designations of 6.25% Series A Mandatory Convertible Preferred Stock of WPX Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on July 22, 2015).

3.4	Amended and Restated Bylaws of WPX Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on March 21, 2014).

4.1	Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to WPX Energy, Inc.’s Amendment No. 5 to Registration Statement on Form S-1 (File No. 333-173808) filed with the SEC on October 31, 2011).

5.1	Opinion of Stephen E. Brilz regarding validity of common stock.

10.1	Registration Rights Agreement dated August 17, 2015, among WPX Energy, Inc. and the signatories thereto (incorporated herein by reference to Exhibit 10.35 to WPX Energy, Inc.’s Quarterly report on Form 10-Q (File No. 001-35322) filed with the SEC on November 5, 2015).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of LaRoche Petroleum Consultants, Ltd.

23.5	Consent of Stephen E. Brilz (included in Exhibit 5.1).

24.1	Power of Attorney.

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (i), (ii), (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on December 15, 2015.

WPX ENERGY, INC.

By:	/s/ J. Kevin Vann
	Name:	J. Kevin Vann
	Title:	Chief Financial Officer and Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 5, 2015.

Signature	Title

/s/ Richard E. Muncrief Richard E. Muncrief	Director, President and Chief Executive Officer (principal executive officer)

/s/ J. Kevin Vann J. Kevin Vann	Chief Financial Officer and Senior Vice President (principal financial officer)

/s/ Stephen L. Faulkner, Jr. Stephen L. Faulkner, Jr.	Controller (principal accounting officer)

/s/ John A. Carrig John A. Carrig*	Director

/s/ William R. Granberry William R. Granberry*	Director

/s/ Robert K. Herdman Robert K. Herdman*	Director

/s/ Kelt Kindick Kelt Kindick*	Director

/s/ Karl F. Kurz Karl F. Kurz*	Director

/s/ Henry E. Lentz Henry E. Lentz*	Director

/s/ George A. Lorch George A. Lorch*	Director

/s/ William G. Lowrie William G. Lowrie*	Director, Chairman

/s/ Kimberly S. Lubel Kimberly S. Lubel*	Director

/s/ David F. Work David F. Work*	Director

*	Stephen E. Brilz, by signing his name hereto, does sign this Registration Statement on behalf of the above-noted director or officer of WPX Energy, Inc. pursuant to a power of attorney duly executed by such director or officer, which has been filed as Exhibit 24.1 to the Registration Statement.

By:	/s/ Stephen E. Brilz
	Name:	Stephen E. Brilz
	Title:	Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

2.1	Agreement and Plan of Merger, dated as of July 13, 2015, by and among RKI Exploration & Production, LLC, WPX Energy, Inc. and Thunder Merger Sub LLC (incorporated by reference to Exhibit 2.1 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on July 14, 2015).

3.1	Amended and Restated Certificate of Incorporation of WPX Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on January 6, 2012).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of WPX Energy, Inc. (incorporated by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on July 14, 2015).

3.3	Certificate of Designations of 6.25% Series A Mandatory Convertible Preferred Stock of WPX Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on July 22, 2015).

3.4	Amended and Restated Bylaws of WPX Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on March 21, 2014).

4.1	Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to WPX Energy, Inc.’s Amendment No. 5 to Registration Statement on Form S-1 (File No. 333-173808) filed with the SEC on October 31, 2011).

5.1	Opinion of Stephen E. Brilz regarding validity of common stock.

10.1	Registration Rights Agreement dated August 17, 2015, among WPX Energy, Inc. and the signatories thereto (incorporated herein by reference to Exhibit 10.35 to WPX Energy, Inc.’s Quarterly report on Form 10-Q (File No. 001-35322) filed with the SEC on November 5, 2015).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of LaRoche Petroleum Consultants, Ltd.

23.5	Consent of Stephen E. Brilz (included in Exhibit 5.1).

24.1	Power of Attorney.

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.